UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

METLIFE, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-4075851
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Park Avenue New York, New York	10166-0188
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12 (b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☒

If this form related to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-214708 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

5.875% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series D (Title of class)

Item 1.	Description of Registrant’s Securities to be Registered.

For a description of the 5.875% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series D to be registered hereunder, reference is made to the information under the heading “Description of Capital Stock—Preferred Stock” on page 19 of MetLife, Inc.’s Prospectus dated November 18, 2016 (Registration No. 333-214708), as supplemented by the information under the heading “Description of the Series D Preferred Shares” on pages S-24 through S-35 of MetLife, Inc.’s related Prospectus Supplement, dated March 20, 2018, which information is incorporated herein by reference and made part of this Registration Statement.

Item 2.	Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of MetLife, Inc., dated December 30, 1999 (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed March 1, 2017 (File No. 001-15787) (the “2016 Annual Report”)).

3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of MetLife, Inc., dated April 29, 2011 (incorporated by reference to Exhibit 3.4 to the 2016 Annual Report).

3.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation of MetLife, Inc., dated April 29, 2015 (incorporated by reference to Exhibit 3.1 to MetLife, Inc.’s Current Report on Form 8-K, filed April 30, 2015 (File No. 001-15787)).

3.4	Certificate of Amendment of Amended and Restated Certificate of Incorporation of MetLife, Inc., dated October 23, 2017 (incorporated by reference to Exhibit 3.1 to MetLife’s Current Report on Form 8-K, filed October 24, 2017 (File No. 001-15787)).

3.5	Amended and Restated By-Laws of MetLife, Inc., effective September 27, 2016 (incorporated by reference to Exhibit 3.2 to MetLife, Inc.’s Current Report on Form 8-K, filed December 14, 2015 (File No. 001-15787)).

3.6	Certificate of Designations with respect to the 5.875% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series D of MetLife, Inc., dated March 21, 2018 (incorporated by reference to Exhibit 3.1 to MetLife, Inc.’s Current Report on Form 8-K, filed March 22, 2018 (File No. 001-15787)).

4.1	Certificate of Designations with respect to the 5.875% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series D of MetLife, Inc., dated March 21, 2018 (incorporated by reference to Exhibit 3.1 to MetLife, Inc.’s Current Report on Form 8-K, filed March 22, 2018 (File No. 001-15787)).

4.2	Form of 5.875% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series D Stock Certificate (incorporated by reference to Exhibit A to Exhibit 3.1 to MetLife, Inc.’s Current Report on Form 8-K, filed March 22, 2018 (File No. 001-15787)).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

METLIFE, INC.

Dated: March 22, 2018	By: /s/ John D. McCallion
Name: John D. McCallion
Title: Executive Vice President and Treasurer

[Signature Page to Form 8-A]